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                                                                     EXHIBIT 1.1



                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


1. Introductory. Fairchild Semiconductor International, Inc., a Delaware corporation ("COMPANY"), proposes to issue and sell from time to time shares of its Class A Common Stock ("COMMON STOCK") and the stockholder listed in Annex I hereto (the "SELLING STOCKHOLDER") proposes to sell from time to time shares of Common Stock, all of which is registered under the registration statement referred to in Section 2(a) ("REGISTERED SECURITIES"). Particular offerings of the Registered Securities will be sold pursuant to a Terms Agreement referred to in
         Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "OFFERED SECURITIES". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "REPRESENTATIVES"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

2.       Representations and Warranties of the Company and Selling Stockholder.
         (a) The Company, as of the date of each Terms Agreement referred to in
         Section 3, represents and warrants to, and agrees with, each Underwriter that:

                  (1) A registration statement (No. 333-84094), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.


                  (2) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission
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         ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein. Except as disclosed in the Prospectus, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), taken as a whole together with the Prospectus, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder.

                  (3) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, financial condition, liabilities or prospects of the Company and its subsidiaries taken as a whole, or would not materially and adversely affect the ability of the Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement) (a "MATERIAL ADVERSE EFFECT").

                  (4) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other


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         jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than as described in the Prospectus.

                  (5) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock that have not been waived.

                  (6) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment other than to the Underwriters in connection with any transaction contemplated by this Agreement.

                  (7) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been validly waived or satisfied prior to the date hereof.

                  (8) The Offered Securities have been approved for listing on the New York Stock Exchange (the "STOCK EXCHANGE"), subject to notice of issuance.

                  (9) No consent, approval, authorization, or order of the registration or qualification of, or filing with, any governmental agency or body or any court is required for the performance by the Company of its obligations under the Terms Agreement (including the provisions of this Agreement incorporated therein) or in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities or blue sky laws in connection with the offer and sale of the Offered Securities by the Company.


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                  (10) The execution, delivery and performance of the Terms
         Agreement (including the provisions of this Agreement incorporated therein) and the issuance and sale of the Offered Securities by the Company, and compliance with the terms and provisions thereof by the Company, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any domestic, or to the knowledge of the Company, foreign statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement incorporated therein).

                  (11) The Terms Agreement (including the provisions of this Agreement incorporated therein) has been duly authorized, executed and delivered by the Company.

                  (12) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and necessary to conduct the business now operated by them in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property necessary to the conduct of the business now operated by them under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (13) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business presently operated and conducted by them, subject to such qualifications as may be set forth in the Prospectus or except where the failure to so possess would not singularly, or in the aggregate, have a Material Adverse Effect; and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.


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                  (14) No material labor dispute with the employees of the
         Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                  (15) The Company and its subsidiaries own, possess, have the right to use by license or otherwise, can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them and, except as disclosed in the Prospectus, have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (16) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (17) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (18) The financial statements included in the Registration Statement and Prospectus (including financial statements incorporated by reference in such documents) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement and Prospectus present fairly the information required to be stated therein; and if pro forma financial


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         statements are included in the Registration Statement and Prospectus:
         the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (19) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (20) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                  (21) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

         (b) The Selling Stockholder, as of the date of each Terms Agreement referred to in Section 3, severally represents and warrants to, and agrees with, each Underwriter that:

                  (1) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder in accordance with the Terms Agreement (including the provisions of this Agreement incorporated therein) on such Closing Date and full right, power and authority to enter into the Terms Agreement (including the provisions of this Agreement incorporated therein) and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder in accordance with the Terms Agreement (including the provisions of this Agreement incorporated therein) on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder in accordance with the Terms Agreement

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         (including the provisions of this Agreement incorporated therein) on such Closing Date.

                  (2) Such Selling Stockholder has no actual knowledge, and any officer or director of such Selling Stockholder that is an executive officer or director of the Company as set forth in the Registration Statement or Prospectus has no reason to believe, that the representations and warranties of the Company contained in Section 2 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus as amended or supplemented and has no actual knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus or any amendment or supplement thereto, as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  (3) Such Selling Stockholder has full right, power and authority to execute and deliver the Terms Agreement (including the provisions of this Agreement), and to perform such Selling Stockholder's obligations under such agreements; the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement incorporated therein) by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of such Selling Stockholder or any statute, law, rule, regulation, ordinance, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and no consent, approval, authorization or order of, or declaration or filing with, any government, governmental instrumentality or court is required for the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement incorporated herein) by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

                  (4) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Registered Securities.


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                  (5) Such Selling Stockholder represents, warrants and agrees that the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become filed with the Commission, do not and will not, solely with respect to any information about the Selling Stockholder, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (6) There are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering other than to the Underwriter(s) in connection with any transaction contemplated by this Agreement.

3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company and the Selling Stockholder determine to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the number of shares to be purchased by each Underwriter and the purchase price to be paid by the Underwriters. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "LEAD UNDERWRITER") and the Company and the Selling Stockholder agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "CLOSING DATE"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.


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         The certificates for the Offered Securities delivered to the
Underwriters on the Closing Date will be in definitive form, in such denominations and registered in such names as the Lead Underwriter requests.

4. Certain Agreements of the Company and the Selling Stockholder. (a) The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

                  (1) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (2) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Lead Underwriter's consent, which consent will not be unreasonably withheld; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. (1)

                  (3) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (4) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the


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         Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (5) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (6) The Company in cooperation with the Representatives and their counsel, will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (7) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement incorporated therein), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Representative(s) and the Company's officers and employees and any other expenses of the Representative(s) and the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities, for any transfer taxes on the sale by the Selling Stockholder of the Offered Securities to the Underwriters, for the cost of any advertising approved by the Company in connection with the issuance of the Offered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                  (8) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock or warrants or other rights to purchase shares of its Common Stock, or publicly


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         disclose the intention to make any such offer, sale, pledge, disposition or filing, or enter into any transaction or device which is designed to, or could be expected to, result in the future disposition by the Company, without the prior written consent of the Lead Underwriter for a period of 90 days after the execution of the Terms Agreement, except, issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee and director stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement, or issuances of Common Stock pursuant to the Company's dividend reinvestment plan.

                  (9) The Company will apply the net proceeds of the offering and the sale of the Offered Securities in the manner set forth in the Prospects under the caption "Use of Proceeds".

         (b) The Selling Stockholder additionally agrees with the several Underwriters that:

                  (1) For a period of 90 days after the execution of the Terms Agreement, not to, directly or indirectly, (1) offer, sell, contract to sell, pledge or otherwise dispose of (or publicly disclose the intention to take any of the foregoing actions or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by the Selling Stockholder at any time in the future of) any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock or warrants or other rights to purchase shares of Common Stock or (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Lead Underwriter, except (a) sales or other dispositions of common stock from blind trusts established by the Selling Stockholder, existing on the date hereof, or (b) contributions of up to 300,000 shares of common stock by the Selling Stockholder to any nonprofit organization that qualifies under Section 501(c)(3) of the Internal Revenue Code.

                  (2) That the shares of Common Stock to be sold by the Selling Stockholder hereunder which are represented by the certificates held by the Selling Stockholder, are subject to the interest of the Underwriters hereunder, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or by the occurrence of any other event; and


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                  (3) To deliver to the Representatives prior to the Closing
         Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder, respectively, herein, in all material respects, except to the extent such representations and warranties are already qualified by materiality in
         Section 2 herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder, respectively, of their obligations hereunder and to the following additional conditions precedent:

         (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (1) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (2) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                  (3) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (1) the unaudited financial statements, if any, and
                  any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                           (2) if any unaudited "capsule" information is
                  contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                           (3) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (4) for the period from the closing date of the
                  latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

                  except in all cases set forth in clauses (3) and (4) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (4) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

         (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholder or any Underwriter, shall be contemplated by the Commission.

         (c) Subsequent to the execution of the Terms Agreement (including the provisions of this Agreement incorporated therein), there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities; (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(v) any banking moratorium declared by U.S. Federal or New York authorities;
(vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

         (d) The Representatives shall have received an opinion, dated the Closing Date, of Daniel E. Boxer, Esq., General Counsel of the Company, to the effect that:

                  (1) Each subsidiary of the Company is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all the jurisdictions listed in such opinion;

                  (2) To the knowledge of such counsel, the shareholders of the Company have no preemptive rights under any document or agreement to which the Company is a party, other than any such preemptive rights waived by the holder thereto;

                  (3) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been validly waived or satisfied prior to the date hereof;

                  (4) Except as disclosed in the Prospectus, insofar as is known to such counsel, there are no actions, suits or proceedings threatened or pending against the Company's subsidiaries or any of their respective properties that if determined adversely to such subsidiaries, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect; and

                  (5) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement incorporated therein) and the issuance and sale of the Offered Securities by the Company, and compliance by the Company with the terms and provisions of the foregoing will not result in a breach or violation of any of the terms and provisions of any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

         In rendering such opinion, counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of Maine, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Representatives (which opinion will be attached thereto). Alternatively, such other counsel may deliver its opinion directly to the Underwriters.

         (e) The Representatives shall have received an opinion, dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

                  (1) The Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all the jurisdictions listed in such opinion;

                  (2) The Offered Securities and all other outstanding shares of the capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement, on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

                  (3) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder; this Agreement has been duly executed and delivered by the Company;

                  (4) Insofar as the statements in the Prospectus under the captions "Description of Capital Stock," "Underwriting," "Plan of Distribution," and "Certain United States Federal Tax Considerations for Non-United States Holders" purport to describe or summarize statutes, legal proceedings or the provisions of the Offered Securities, such statements present in all material respects the information required to be disclosed with respect to such statutes, legal proceedings or provisions;

                  (5) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" under the Investment Company Act of 1940;

                  (6) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance of its obligations under the Terms Agreement (including the provisions of this Agreement incorporated therein) or in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained or made or as may be required under the Act or the Exchange Act and such as may be required under state securities laws or blue sky laws in connection with the offer and sale of the Offered Securities by the Company;

                  (7) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement incorporated therein) and the issuance and sale of the Offered Securities by the Company, and compliance by the Company with the terms and provisions of the foregoing will not (A) result in a breach or violation of any of the terms and provisions of (1) any material New York or Federal statute, rule or regulation applicable to the Company or (2) or any order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties and which order is identified on a schedule attached to such opinion that has been provided by the Company, or (B) result in a breach or violation of the charter or by-laws of the Company; provided that in rendering such opinion set forth in clause (A) of this paragraph (vii), such counsel may state that they are not rendering any opinion on Federal or state securities laws;

                  (8) Insofar as is known to such counsel, there are no actions, suits or proceedings threatened or pending against the Company, or any of its properties that would be reasonably likely to have a Material Adverse Effect, except as disclosed in the Prospectus;

                  (9) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and

                  (10) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and representatives of the Underwriters and their counsel during which the contents of the Prospectus and related matters were discussed and reviewed; such counsel shall state that each of the Registration Statement, at the time such Registration Statement became effective or was deemed to become effective, and the Prospectus, as supplemented, as of its date and the Closing Date (in each case, other than the financial statements, notes thereto and schedules and the other financial data included therein, as to which such counsel need express no belief), appeared on its face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel may state that the purpose of their professional engagement was not to establish or confirm factual matters and the scope of their examination of the affairs of the Company did not permit them to verify the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, as supplemented, except to the extent set forth in paragraph (iv) above; and such counsel shall state that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, as supplemented, on the basis of the information that was developed in the course of the performance of the services referred to above, nothing came to their attention that caused them to believe that (i) the Registration Statement, at the time such Registration Statement became effective or was deemed to become effective (other than the financial statements, notes thereto and schedules and the other financial data included therein, as to which such counsel need express no belief), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that (ii) the Prospectus, as supplemented, as of its date and the Closing Date (other than the financial statements, notes thereto and schedules and the other financial data included therein, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Representatives (which opinion will be attached thereto) and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and the Federal laws of the United States.

         (f) The Representatives shall have received an opinion, dated the Closing date, of Susan Johnson, counsel for the Selling Stockholder named in Annex I hereto, to the effect that:

                  (1) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

                  (2) Immediately prior to the Closing Date, to the knowledge of such counsel after due inquiry of the Selling Stockholder's corporate books and records, review of certificates representing the shares of Common Stock to be sold by such Selling Stockholder and all prior ownership interests and review of all representations, warranties by and certificates from such Selling Stockholder, the Selling Stockholder had good and valid title to the shares of Common Stock to be sold by such Selling Stockholder hereunder on such date, free and clear of all claims, liens, encumbrances, equities, or security interests and had full right, power and authority to sell, transfer and deliver such shares of Common Stock pursuant to the Terms Agreement (including the terms of this Agreement incorporated therein);

                  (3) By delivery of a certificate or certificates therefor, good and valid title to the shares of Common Stock to be sold by the Selling Stockholder under the Terms Agreement (including the terms of this Agreement), free and clear of all claims, liens, encumbrances, equities or claims, will be transferred to each of the several Underwriters, assuming that such Underwriters have purchased such shares in good faith and without notice of any such claim, lien, encumbrance, equities security interests or restrictions on transfer or any other adverse claim within the meaning of the Uniform Commercial Code; and

                  (4) The Selling Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under such agreements; all corporate action required to be taken by such Selling Stockholder for the due and proper sale and delivery of the shares of Common Stock to be sold by the Selling Stockholder has been duly and validly taken; the execution, delivery and performance of the Terms Agreement (including the terms of this Agreement incorporated therein) by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the charter or by-laws of the Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the shares of Common Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares of Common Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Terms Agreement (including the terms of this Agreement incorporated therein) by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

         (g) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation and in their capacity as such officers, on behalf of the Company, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements of the Company in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (i) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

         (j) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Senior Vice President and a principal financial or accounting officer of the Selling Stockholder in which such officers, to the best of their knowledge and after reasonable investigation and in their capacity as such officers, on behalf of such Selling Stockholder, shall state that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on the date hereof with the same force and effect as if made on and as of the date hereof; and such Selling Stockholder has complied with all of the agreements and satisfied all conditions on its part contained in this Agreement and required to be complied with or satisfied by such Selling Stockholder on or prior to such Closing Date.

         (k) The Representatives shall have received a lockup letter, dated on or prior to the date of the Terms Agreement, in substantially the form attached hereto as Annex II from the persons listed in the Terms Agreement.

The Company and the Selling Stockholder will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or, in the case of the Registration Statement, or any amendment or supplement thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, including, in each case, any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 4(a)(ii) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (b) The Selling Stockholder will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact with respect to the Selling Stockholder contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or, in the case of the Registration Statement, or any amendment or supplement thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact with respect to the Selling Stockholders required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, arise out of or are based upon the omission or alleged omission to state therein a material fact with respect to the Selling Stockholder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Selling Stockholder by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, and the Selling Stockholder, its directors and officers and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company and the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or, in the case of the Registration Statement, or any amendment or supplement thereto, arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under subsection (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholder under this Section shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement on the Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement incorporated therein), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities and arrangements satisfactory to the Lead Underwriter, the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement incorporated therein) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
         Section 4 and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or
         (vii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Fairchild Semiconductor International, Inc., 82 Running Hill Road, South Portland, Maine 04106, Attention: General Counsel, or is sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholder at the address set forth in Annex I.

10. Successors. The Terms Agreement (including the provisions of this Agreement incorporated therein) will inure to the benefit of and be binding upon the Company, the Selling Stockholder and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement incorporated therein) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement incorporated therein) or the transactions contemplated thereby.

                                                                         ANNEX I


                               SELLING STOCKHOLDER


                          Court Square Capital Limited
                           399 Park Avenue, 14th Floor
                            New York, New York 10043

                                                                        ANNEX II



                            FORM OF LOCK-UP AGREEMENT


                   Fairchild Semiconductor International, Inc.
                            Offering of Common Stock


                                                                          , 2002

Credit Suisse First Boston Corporation
  on behalf of itself and the other underwriters
  (the "Underwriters") of the
  Offering described below
Eleven Madison Avenue
New York, New York 10010-3629

Ladies & Gentlemen:


     As an inducement to the Underwriters to execute an Underwriting Agreement (the "Underwriting Agreement") in connection with a proposed underwritten public offering (an "Offering") of shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of Fairchild Semiconductor International, Inc. (the "Company"), and as a condition to closing the transactions contemplated by the Underwriting Agreement, the undersigned understands and hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus supplement used to sell the Common Stock (the "Public Offering Date") pursuant to the Underwriting Agreement the undersigned will not offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock or enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers in whole or in part, any of the economic consequences associated with the ownership of any Common Stock, whether such aforementioned transaction is to be settled by the delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation.

     Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Common Stock acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Common Stock to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock if such transfer would constitute a violation or breach of this Agreement.

     This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before 60 days following the date hereof.

                                           Very truly yours,



                                             ----------------------------------
                                             Signature



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                                             Print Name


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